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                                                                    EXHIBIT 5(d)

                         INVESTMENT ADVISORY AGREEMENT



          AGREEMENT made as of May 16, 1997 by and among EXCELSIOR FUNDS, INC., a Maryland corporation (herein called the "Company"), U.S. TRUST COMPANY OF CONNECTICUT ("USTCT"), a Connecticut state bank and trust company, and UNITED STATES TRUST COMPANY OF NEW YORK ("USTNY"), a New York state-chartered bank and trust company (together with USTCT, the "Investment Adviser").

          WHEREAS, the Company is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940;

          WHEREAS, the Company desires to retain the Investment Adviser to render investment advisory and other services to the Company for its International Fund portfolio ("the Fund"), and the Investment Adviser is willing to so render such services;

          NOW, THEREFORE, this Agreement

                                  WITNESSETH:

          In consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.  Appointment.  The Company hereby appoints the Investment Adviser
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to act as investment adviser to the Company for the Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

          2.  Sub-Adviser.  It is understood that the Investment Adviser may
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from time to time employ or associate with itself such person or persons as the
Investment Adviser believes to be fitted to assist it in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Investment Adviser and that the Investment Adviser shall be as fully responsible to the Company for the acts and omissions of any such person as it is for its own acts and omissions. Without limiting the generality of the foregoing, it is agreed that the sub-advisory services to the Fund shall be provided by person or persons agreeable to the Investment Adviser and approved in accordance with the provisions of the Investment Company Act of 1940 (the "1940 Act"). Such sub-adviser is hereinafter referred to as the "Sub-Adviser."
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          3.  Delivery of Documents.  The Company has furnished the Investment
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Adviser with copies properly certified or authenticated of each of the following:

          (a) Articles of Incorporation of the Company;

          (b) By-Laws of the Company;

          (c) Resolutions of the Board of Directors of the Company authorizing the appointment of the Investment Adviser as investment adviser for the Fund and the execution and delivery of this Agreement;

          (d) Resolutions of the Board of Directors of the Company authorizing the appointment of the initial Sub-Adviser for the Fund and the execution and delivery of the Sub-Advisory Agreement between the Investment Adviser and the Sub-Adviser relating to the Fund;

          (e) Registration Statement under the Securities Act of 1933, as amended, and the 1940 Act on Form N-1A (No. 2-92665) relating to shares of the Company's Class A Common Stock, $.001 par value, representing interests in the Money Fund; Class B Common Stock, $.001 par value, representing interests in the Government Money Fund; Class C Common Stock, $.001 par value, representing interests in the Equity Fund, Class D Common Stock, $.001 par value, representing interests in the Managed Income Fund, Class E Common Stock, $.001 par value, representing interests in the Income and Growth Fund, and Class F Common Stock, $.001 par value, representing interests in the International Fund, and all amendments thereto;

          (f) Notification of Registration of the Company under the 1940 Act on Form N-8A, as filed with the Securities and Exchange Commission on August 8, 1984, and all amendments thereto; and

          (g) Prospectuses and statements of additional information of the Company relating to the Company's shares in effect under the Securities Act of 1933 (such prospectuses, statements of additional information and supplements thereto, as presently in effect and as from time to time amended and supplemented, herein called the "Prospectus").

          The Company will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

          4.  Management.  Subject to the supervision of the Board of Directors
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of the Company, the Investment Adviser will provide continuous investment advisory assistance and portfolio

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management advice for the Fund in accordance with the Fund's investment objective and policies as stated in the Prospectus.

          Investment Adviser's responsibilities include:

                    (i) Advising the Sub-Adviser with respect to U.S. economic factors and trends;

                    (ii) Assisting and consulting with the Sub Adviser in connection with the Fund's continuous investment program;

                    (iii) Approving lists of foreign countries recommended by the Sub-Adviser for investments of the Fund;

                    (iv) Placing orders with respect to purchases and sales of the securities of U.S. issuers as described in the Prospectus;

                    (v) Managing, in cooperation with the Sub Adviser, the Fund's short-term cash balance positions denominated in U.S. dollars to preserve required liquidity of the-Fund's assets including placing of orders for U.S. money market instruments;

                    (vi) Monitoring the Sub-Adviser's investment procedures; and

                    (vii) Periodically reviewing, evaluating and reporting to the Company's Board of Directors with respect to the performance of the Sub-Adviser under the Sub-Advisory Agreement.

          The Investment Adviser further agrees that it:

          (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (herein called the "Rules"), and will in addition conduct its activities under this Agreement in accordance with applicable law, including but not limited to applicable banking law;

          (b) will not make loans for the purpose of purchasing or carrying Fund shares, or make loans to the Company;

          (c) will place orders, if any, pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Investment Adviser will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the

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market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Investment Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Fund and/or other accounts over which the Investment Adviser or any of its affiliates exercises investment discretion. Subject to the review of the Company's Board of Directors from time to time with respect to the extent and continuation of the policy, the Investment Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Adviser with respect to the accounts as to which it exercises investment discretion. In no instance will portfolio securities be purchased from or sold to the Fund's principal underwriter, the Investment Adviser, Sub-Adviser, or any affiliated person thereof except as permitted by the Securities and Exchange Commission;

          (d) will maintain books and records with respect to the Fund's securities transactions and will render to the Company's Board of Directors such periodic and special reports as the Board may request;

          (e) will maintain a policy and practice of conducting its Asset Management Group independently of its Banking Group. When the Investment Adviser makes investment recommendations for the Fund, its Asset Management Group personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of the Banking Group. In dealing with commercial customers, the Banking Group will not inquire or take into consideration whether securities of those customers are held by the Fund;

          (f) will treat confidentially and as proprietary information of the Company all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be

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unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit the Investment Adviser from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Company.

          5.   Services Not Exclusive.  The investment management services
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rendered by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

          6.   Books and Records.  In compliance with the re quirements of Rule
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31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Fund are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 the records required to be maintained by Rule 31a-1 under the 1940 Act.

          7.   Expenses.  During the term of this Agreement, the Investment
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Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Fund.

          In addition, if the expenses borne by the Fund in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which its shares are registered or qualified for sale to the public, the Investment Adviser shall reimburse the Fund for a portion of any such excess in an amount equal to the proportion that the fees otherwise payable to the Investment Adviser bear to the total amount of investment advisory and administration fees otherwise payable by the Fund up to the amount of the fees payable to the Investment Adviser during such fiscal year pursuant to paragraph 8 hereof; provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Fund for a portion of such excess expenses in an amount equal to the proportion that the fees otherwise payable to the Investment Adviser bear to the total amount of investment advisory and administration fees otherwise payable by the Fund regardless of the amount of fees paid to the Investment Adviser during such fiscal year to the extent that the securities regulations of any state in which Fund shares are registered or qualified for sale so require.

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          8.  Compensation.  For the services provided and the expenses assumed
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pursuant to this Agreement, the Company will pay the Investment Adviser and the
Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the annual rate of 1% of the average daily net assets of the Fund.

          9.   Limitation of Liability of the Investment Adviser.  Subject to
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the provisions of Paragraph 2 above, concerning the Investment Adviser's responsibility for the acts and omissions of person's employed by or associated with the Investment Adviser, the Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except the Investment Adviser shall be jointly, but not severally, liable for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

          10.  Duration and Termination.  This Agreement shall be effective as
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of the date of the commencement of the public sale of Fund shares and unless sooner terminated as provided herein, shall continue until July 31, 1997. Thereafter, if not terminated, this Agreement shall continue in effect for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that this Agreement may be terminated by the Company at any time, without the payment of any penalty, by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Investment Adviser, or by the Investment Adviser at any time, without payment of any penalty, on 90 days' written notice to the Company. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

          11.  Amendment of this Agreement.  No provision of this Agreement may
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be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall

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be effective with respect to the Fund until approved by vote of a majority of the Fund's outstanding voting securities.

          12.  Miscellaneous. The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be
affected thereby.   This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                              EXCELSIOR FUNDS, INC.
Attest:


/s/W. Bruce McConnel, III     By:/s/F.S. Wonham
--------------------------       --------------------------
     Secretary                    President

[Seal]


                              U.S. TRUST COMPANY OF CONNECTICUT

Attest:


/s/Francis J. Hearn, Jr.      By:/s/W. Michael Funck
--------------------------       --------------------------
                                    President & CEO



                              UNITED STATES TRUST COMPANY
Attest:                       OF NEW YORK


/s/Francis J. Hearn, Jr.      By:/s/Kenneth L. Walsh
--------------------------       --------------------------
                                    Executive Vice President

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